================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FLIR SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            [LOGO OF FLIR SYSTEMS]
                            16505 S.W. 72nd Avenue
                            Portland, Oregon 97224
                                (503) 684-3731

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 15, 2000

                               ----------------

To the Shareholders of FLIR Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of FLIR Systems, Inc. (the "Company") will be held on Tuesday, August 15, 2000, at 2:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 for the following purposes:

  1. Election of Directors. To elect three directors, each for a three-year term; and

  2. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on June 19, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,



                                          /s/ John C. Hart

                                          John C. Hart
                                          President, Chief Executive Officer
                                           and Director

Portland, Oregon
July 19, 2000

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FLIR SYSTEMS, INC.
                            16505 S.W. 72nd Avenue
                              Portland, OR 97224
                                (503) 684-3731

                               ----------------

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 15, 2000

                               ----------------

                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation ("FLIR" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on August 15, 2000, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect three members of the Board of Directors and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about July 19, 2000.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on June 19, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,500 beneficial holders of the 14,431,497 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the three nominees for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting three directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  In December 1997, we acquired all of the outstanding shares of capital stock of AGEMA Infrared Systems AB in exchange for a total of 4,162,000 shares of our Common Stock. This acquisition was completed effective as of December 1, 1997 pursuant to the terms of a Combination Agreement dated as of October 6, 1997 by and among FLIR and Spectra-Physics AB ("Spectra") and certain of Spectra's affiliates (together the "Spectra Companies"). Pursuant to the terms of the Combination Agreement, we agreed to use our reasonable best efforts to cause three persons designated by Spectra to be elected to the Board of Directors, and to cause the number of designees of Spectra serving on the Board of Directors to be maintained at the number described below: (i) three designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own thirty percent (30%) or more of the then issued and outstanding shares of Common Stock, (ii) two designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than thirty percent (30%) but more than or equal to twenty percent (20%) of the then issued and outstanding shares of Common Stock, and (iii) one designee if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than twenty percent (20%) but more than or equal to ten percent (10%) of the then issued and outstanding shares of Common Stock. If at some point in the future the Spectra Companies own less than ten percent (10%) of the then issued and outstanding shares of Common Stock, the Spectra Companies shall no longer be entitled to the rights described above.

  In February 1999, Thermo Instrument Systems Inc., a subsidiary of Thermo Electron Corporation, acquired substantially all of the outstanding capital stock of Spectra. As a result of such acquisition, Thermo Electron became the beneficial owner of the 4,162,000 shares of Common Stock owned by Spectra and its affiliates. Lars Spongberg, Patrick L. Edsell and Egon Linderoth, who were elected to the Board of Directors at the 1998 Annual Meeting as designees of Spectra, resigned in May of 1999 at Thermo Electron's request. Earl R. Lewis was elected to the Board of Directors in June 1999 as a designee of Spectra/Thermo Electron. These shares represent approximately 28.8% of the shares of Common Stock outstanding as of June 19, 2000. By virtue of its stock ownership position and Board representation, Thermo Electron will be able to significantly influence our direction and policies, the election of our Board of Directors and the outcome of any other matter requiring shareholder approval, including any merger, consolidation, sale of substantially all of our assets and other change of control transaction.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 25, 2000, principal occupation or employment during the past five years, the periods during which he has served as a director of FLIR, the expiration of his term as a director and the positions currently held with FLIR.

                             Director Expiration
 Nominees:               Age  Since     of Term    Position Held with FLIR
 ---------               --- -------- ----------   -----------------------
 Earl R. Lewis            55   1999      2000      Director
 Ronald L. Turner         53   1993      2000      Director
 Steven E. Wynne          47   2000      2000      Director

 Continuing Directors:
 ---------------------
 W. Allen Reed            52   1992      2001      Director
 J. Kenneth Stringer III  47   1993      2001      Director, former President and Chief Executive Officer
 Robert P. Daltry         56   1987      2002      Chairman of the Board of Directors
 John C. Hart             66   1987      2002      Director, acting President and Chief Executive Officer

  Robert P. Daltry. Mr. Daltry joined the Company in 1987 as President and Chief Executive Officer and a member of the Board of Directors. He was elected Chairman of the Board of Directors in April 1993. He served as Chief Executive Officer until December 1998. From 1984 to 1987, Mr. Daltry was employed by Lear Siegler, Inc., an aerospace company, where he served as Vice President of Marketing for the Instrument and Avionics Systems Division. From 1981 to 1984, Mr. Daltry served as Regional Manager for Singer-Kearfott, an aerospace company. Mr. Daltry holds a B.A. in Accounting from Grove City College.

  John C. Hart. Mr. Hart has served as a Director of the Company since February 1987 and as Chairman of the Board of Directors from 1987 to April 1993. Mr. Hart was named acting President and Chief Executive Officer of the Company in May 2000. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer and a member of the Board of Directors of Louisiana-Pacific Corporation.

  Earl R. Lewis. Mr. Lewis was elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. Mr. Lewis' current term on the Board of Directors expires in 2000. Mr. Lewis is President and Chief Executive Officer of Thermo Instrument Systems and has served in such capacities since March 1997 and January 1998, respectively. Mr. Lewis is also Chief Operating Officer, Measurement and Detection, of Thermo Electron Corporation, the parent company of Thermo Instrument Systems, and is Chairman of the Board of several subsidiaries of Thermo Electron, including Thermo Optek Corporation, Thermo Quest Corporation, Thermo Vision Corporation, Thermo BioAnalysis Corporation and ONIX Systems Inc., and is a director of Metrika Systems Corporation, ThermoSpectra Corporation and Thermo Instrument Systems. Mr. Lewis is also a director of SpectRx Inc. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended postgraduate programs at the University of Buffalo, Northeastern University and Harvard University.

  Ronald L. Turner. Mr. Turner was elected to the Board of Directors in 1993. Mr. Turner was appointed Chairman of Ceridian Corporation in May 2000. He served as President and Chief Executive Officer of Ceridian since January 2000, President and Chief Operating Office since 1998 and Executive Vice President, Operations since 1997. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which was a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronic company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions. Mr. Turner serves on the Board of Directors of Ceridian Corporation, BTG, Inc., Government Electronics and Information Technology Association and is Vice Chairman of the Electronics Industries Alliance and is on its Executive Committee and Board of Governors. He is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

  W. Allen Reed. Mr. Reed has served as a Director of the Company since April 1992. Mr. Reed is President of General Motors Investment Management Corporation. From 1991 to 1994, Mr. Reed was Vice President and Treasurer of GM Hughes Electronics Corporation and Hughes Aircraft Company ("Hughes"). From 1984 to 1991, Mr. Reed was President of the Hughes Investment Management Company, a wholly owned subsidiary of Hughes. Prior to joining Hughes, Mr. Reed was Vice President and Portfolio Manager for Allen & Associates Investment Management Company. Mr. Reed serves on the Boards of Directors of WEBS Fund, Inc., Temple-Inlands Industries, General Motors Acceptance Corporation and GMAC Insurance Holdings. Mr. Reed also serves as Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute.

  J. Kenneth Stringer III. Mr. Stringer joined the Company in 1984 as Vice President of Finance and Chief Financial Officer and was appointed Executive Vice President in 1990. Mr. Stringer was elected to the Board of Directors in April 1993. In April 1995, Mr. Stringer was appointed President and Chief Operating Officer. In December 1998, Mr. Stringer was appointed Chief Executive Officer. Mr. Stringer served as President and Chief Executive Officer until May 2000. Prior to joining the Company, Mr. Stringer spent six years with Evans Products Company, Portland, Oregon, as Director of Financial Reporting. He started his career with Touche Ross and Company (which subsequently became Deloitte & Touche). Mr. Stringer received his B.S. degree from the University of Oregon.

  Steven E. Wynne. Mr. Wynne was elected to the Board of Directors in November 1999 and his current term on the Board of Directors expires in 2000. Mr. Wynne is currently the Chief Executive Officer of eteamz.com, Inc, an on-line community serving amateur sports. From February 1995 to March 2000, Mr. Wynne has served as President and Chief Executive Officer of adidas America, Inc.. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree from Willamette University and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Protocol Systems, Inc. and the Board of Directors of Planar Systems, Inc.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee. The members of the Audit Committee currently are Messrs. Hart, Lewis, Reed and Wynne. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter, if deemed necessary. The audit committee met four times during the fiscal year ended December 31, 1999. The Board of Directors also has appointed a Compensation Committee that reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1999, the Compensation Committee held four meetings. The members of the Compensation Committee currently are Messrs. Hart and Turner.

  During 1999 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The executive officers of the Company are as follows:

Name                     Age Position
----                     --- --------
Robert P. Daltry........  56 Chairman of the Board of Directors
John C. Hart............  66 President, Chief Executive Officer and Director
Arne Almerfors..........  55 Executive Vice President
Stephen M. Bailey.......  51 Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry......  44 Senior Vice President, General Counsel and Secretary
William A. Sundermeier..  36 Senior Vice President, Product Strategy
Andrew C. Teich.........  38 Senior Vice President, Sales and Marketing
Jay S. Teich............  45 Senior Vice President, Boston Operations

  Information concerning the principal occupation of Mr. Daltry is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Arne Almerfors. Mr. Almerfors joined FLIR in December 1997 in connection with FLIR's acquisition of AGEMA, and currently serves as Executive Vice President. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer AGEMA. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S. and MBA from the University of Stockholm. Mr. Almerfors received a Masters in Political Science in addition to post-graduate courses in corporate finance and accounting from the University of Stockholm.

  Stephen M. Bailey. Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Since 1989, Mr. Bailey has served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with Amfac, Inc., including Senior Vice President and Controller of Amfac Foods, Inc., President of Amfac Supply Company and as Senior Vice President and Controller of Amfac, Inc. A CPA, Mr. Bailey also worked at Touch Ross & Company. (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. degree from Oregon State University.

  James A. Fitzhenry. Mr. Fitzhenry joined FLIR in 1993 as Corporate Counsel and Director of Administration, and was appointed Senior Vice President, General Counsel and Secretary in 1995. From 1990 to 1993, Mr. Fitzhenry served in the White House during the Bush Administration in the Office of Policy Development and the Office of Cabinet Affairs. Previously, he served as legal counsel and legislative director to Senator Mark O. Hatfield (R-Ore.) and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and received his J.D. and MBA degrees from Willamette University.

  William A. Sundermeier. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager and was appointed Director of Product Marketing in 1995. Mr. Sundermeier currently serves as the Senior Vice President of Product Marketing. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check

Software, Inc. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

  Andrew C. Teich. Mr. Teich joined FLIR in March 1999 as Senior Vice President of Marketing. From 1996, Mr. Teich served as Vice President of Sales and Marketing at Inframetrics, Inc. Inframetrics was acquired by FLIR in March 1999. From 1984 to 1996, Mr. Teich served in the capacities of Sales Engineer, Western Regional Sales Manager, International Sales Manager and Vice President of Sales at Inframetrics. He holds an A.S. degree in Industrial Design from the University of Bridgeport and received his B.S. in Marketing from Arizona State University.

  Jay S. Teich. Mr. Teich joined FLIR in March 1999 as Senior Vice President of Boston Operations. From 1991 to 1999, Mr. Teich was Vice President and later President of Inframetrics, Inc. Inframetrics was acquired by FLIR in March 1999. Mr. Teich joined Inframetrics in 1981 as an engineering manager. He received his BSEE from Lehigh University and is an M.I.T. graduate in Engineering and Mathematics.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1999, 1998 and 1997 or such periods as the named executive officer was an officer of the Company.

                           Annual Compensation   Long-term Compensation
                          ---------------------- ----------------------
                                                  Stock    Long-term
Name and Principal                               Options Incentive Plan    All
Position                  Year  Salary   Bonus   Granted  Payouts (1)   Other (2)
------------------        ---- -------- -------- ------- -------------- ---------
Robert P. Daltry........  1999 $256,406 $      0 30,000     $      0     $5,000
Chairman of the Board of  1998  271,202  230,000 30,000      320,065      5,000
Directors                 1997  252,872  122,500 25,500      607,500       4750

J. Kenneth Stringer
 III(3).................  1999  276,000        0 30,000       82,192      5,000
Director, Former          1998  225,726  180,000 25,000      240,049      5,000
President and Chief       1997  216,292   99,000 20,000      455,625      4,750
Executive Officer

Jay S. Teich(4).........  1999  196,859        0 25,000       20,548      5,000
Senior Vice President,
Boston Operations

William N. Martin(5)....  1999  187,351        0 12,000       54,794         --
Former Senior Vice        1998  178,500   40,000 12,000       80,016         --
President, Sales          1997  174,484   50,000 11,000      151,875         --

James A. Fitzhenry......  1999  170,689        0 12,000       54,794      5,000
Senior Vice President,    1998  159,579   55,000 12,000       80,016      5,000
General Counsel and       1997  149,391   40,000 11,000      151,875      4,750
Secretary

--------
(1) The amounts set forth under Long-term Incentive Plan Payouts represent the dollar value of shares of restricted stock that were earned in 1997, 1998 and 1999 based upon achievement of specified performance goals. The value of these shares was calculated based upon the closing price of the Common Stock on February 3, 1998, October 7, 1998 and October 21, 1999, respectively.

(2) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings and retirement plan covering all of the Company's employees.

(3)  Mr. Stringer served as President and Chief Executive Officer until May
     2000.

(4)  Mr. Teich joined the Company in March 1999.

(5)  Mr. Martin served as Senior Vice President, Sales until July 2000.

Stock Options

  The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 1999 under the Company's stock options plans:

                                                                          Potential
                                                                      Realizable Value
                                                                      at Assumed Annual
                                      Percent of                       Rates of Stock
                           Number of    Total                               Price
                          Securities   Options                        Appreciation for
                          Underlying  Granted to Exercise              Option Term (2)
                            Options   Employees    Price   Expiration -----------------
Name                      Granted (1)  in 1998   Per Share    Date       5%      10%
----                      ----------- ---------- --------- ---------- -------- --------
Robert P. Daltry........    30,000       5.9%     $17.13    03/05/09  $323,095 $818,785
J. Kenneth Stringer III.    30,000       5.9%     $17.13    03/05/09   323,095  818,785
Jay S. Teich............    25,000       4.9%     $18.50    03/31/09   290,864  737,106
William N. Martin.......    12,000       2.3%     $17.13    03/05/09   129,238  327,514
James A. Fitzhenry......    12,000       2.3%     $17.13    03/05/09   129,238  327,514

--------
(1) Options granted in 1999 become exercisable starting 12 months after the grant date, with one-third of the options becoming exercisable at that time and with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

  The following table sets forth, for each of the named executive officers, the shares acquired during 1999 and the related value realized, and the number and value of unexercised options as of December 31, 1999.

                                                        Number of Securities           Value of Unexercised In-
                            Options Exercised          Underlying Unexercised            the-Money Options at
                          in Last Fiscal Year(1)    Options at December 31, 1999         December 31, 1999(2)
                          ------------------------- ----------------------------       -------------------------
                           Number of     Value
                            Shares      Realized     Exercisable      Unexercisable    Exercisable Unexercisable
                          -----------  ------------ --------------   ---------------   ----------- -------------
Robert P. Daltry........            0  $          0          150,667           58,333   $960,167      $20,833
J. Kenneth Stringer III.            0             0           95,517           53,333    499,580       16,667
Jay S. Teich............       37,406       486,055                0           25,000          0            0
William N. Martin.......        6,667        35,000            7,666           23,667      9,166        9,167
James A. Fitzhenry......            0             0           10,999           23,667     23,538        9,167

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) The value of unexercised in-the-money options is based on the difference between $16.25, which was the closing price of the Common Stock on December 31, 1999, and the applicable exercise price.

Employment Agreements

  FLIR has entered into employment agreements (the "Employment Agreements") with certain of its executive officers, including Robert P. Daltry, J. Kenneth Stringer III, Arne Almerfors, and James A. Fitzhenry. Each of the Employment Agreements is for a term ending December 31, 2001, provided that if a Change of Control (as defined) occurs before December 31, 2001, the Employment Agreements will continue in effect until two years after the Change in Control. If the executive officer resigns voluntarily or is properly terminated for Cause (as defined) all pay and benefits under the Employment Agreement will cease as of the effective date of the termination or resignation. In the event of the death of an executive officer, the designated beneficiary of the executive officer would receive a lump sum payment equal to twelve months base salary at the then current rate. With respect to Messrs. Daltry and Stringer, in the event that the employment of such executive officer is terminated by the Company without cause, such executive officer would be entitled to receive a lump sum payment in an amount equal to two year's base salary plus bonuses earned through the date of termination. For a period of two years following the Change of Control, each executive officer would have the right to terminate his employment for Good Reason (as defined), and to receive upon such termination a lump sum payment in an amount equal to two times (three times in the case of Messrs. Daltry and Stringer) their average annualized compensation during the five year period preceding the Change of Control. In addition, the executive officers would be entitled to the continuation of health and insurance benefits for certain periods. For purposes of the Employment Agreements, a "Change of Control" includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 20 percent or more of the Company's total combined voting power, (iii) the liquidation of the Company of the sale of substantially all of its assets, and (iv) a change in the composition of the Board of Directors during any 24 month period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of the directors in office at the beginning of the period do not constitute at least a 70 percent majority of the Board. In connection with the Company's acquisition of AGEMA, the Employment Agreements were amended to provide that the consummation of that transaction would not constitute a Change of Control for purposes of the Employment Agreements. This amendment to the Employment Agreements will terminate and become null and void upon the acquisition by Spectra-Physics AB and/or its affiliates of any shares of Common Stock if at the time of such acquisition Spectra and its affiliates would beneficially own more than 45 percent of the issued and outstanding shares of Common Stock. In connection with the acquisition by an affiliate of Thermo Electron Corporation of substantially all of the outstanding capital stock of Spectra, the Employment Agreements were amended to provide that the consummation of that transaction would not constitute a Change of Control for purposes of the Employment Agreements. This amendment to the Employment Agreements will terminate and become null and void if (i) Thermo Electron Corporation acquires any shares of Common Stock in excess of those shares held by Spectra, or (ii) asserts any right to representation on the Board of Directors. For purposes of the Employment Agreements, "Cause" means the failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal or wrongful acts.

  FLIR has also entered into an employment agreement with Jay S. Teich. The agreement is for a term ending December 31, 2000 and provides for an annual base salary of $243,810 and a cash bonus in the amount of $100,000 payable by May 31, 2000. During the term of the agreement, Mr. Teich may resign his employment upon giving four weeks' notice in writing. If such notice is received prior to September 30, 2000, Mr. Teich will be entitled to severance of his monthly base salary through the end of September 2000.

Director Compensation

  The members of the Company's Board of Directors are not compensated for their service on the Board, but are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the Company's 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee director each year on the day of the Annual Meeting.

Compensation Committee Report

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

  Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1999 were reasonable as compared to amounts paid by companies of similar size.

  Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For 1999 no annual bonuses were paid to executive officers.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

  Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by J. Kenneth Stringer, III, the Chief Executive Officer of the Company, for services rendered in 1999. Mr. Stringer received a base salary of $276,000 for 1999. He also earned a grant of 4,000 shares of the Company's Common Stock, and received a cash payment of $36,000 to cover the income tax consequences of the stock grant. Mr. Stringer received the stock grant based upon achieving particular financial performance goals specified in advance by the Compensation Committee.

COMPENSATION COMMITTEE

John C. Hart
Ronald L. Turner

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended December 31, 1999, were Messrs. Hart and Turner.

Stock Performance Graph

  The following graph compares the monthly return for the Company, the Standard & Poor's Mid-Cap 400 Index and the Chase H&Q Technology Index.

                         COMPARISON OF MONTHLY RETURN*
             AMONG FLIR SYSTEMS, INC., THE S & P MIDCAP 400 INDEX
                      AND THE CHASE H&Q TECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]
                            PERFORMANCE GRAPH DATA

                                                 S&P Midcap 400
Dates         FLIR Systems    H&Q Technology     Index Returns
-----         ------------    --------------     --------------
Dec-94           100.00           100.00             100.00
Mar-95           119.23           111.98             108.19
Jun-95           109.62           139.69             117.62
Sep-95            94.23           157.87             129.10
Dec-95            94.23           149.52             130.95
Mar-96            94.23           152.40             139.00
Jun-96            94.23           163.25             143.01
Sep-96           100.96           173.30             147.17
Dec-96           105.77           185.84             156.09
Mar-97           125.00           177.13             157.39
Jun-97           121.15           213.21             182.69
Sep-97           152.88           258.39             209.54
Dec-97           159.62           217.87             206.43
Mar-98           155.77           263.80             229.17
Jun-98           132.69           270.08             224.26
Sep-98           101.92           240.08             191.82
Dec-98           178.85           338.89             245.87
Mar-99           139.42           369.08             230.18
Jun-99           116.35           437.12             262.77
Sep-99            99.52           462.43             240.70
Dec-99           125.00           756.85             282.07

--------
* The monthly return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poor's Mid-Cap 400 Index and the Chase H&Q Technology Index is based on the stock price on June 22, 1993, the date of the Company's initial public offering.

Section 16 Reports

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1999, except for Messrs. Almerfors, Fitzhenry, Martin, Stringer, Sundermeier, A. Teich, and J. Teich, each of whom inadvertently filed a Form 4 late.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of June 19, 2000 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

                                                        Shares of     Percent
                                                       Common Stock   Common
                                                       Beneficially    Stock
Name and Address of Beneficial Owner                     Owned(1)   Outstanding
------------------------------------                   ------------ -----------
Thermo Electron Corporation(2)........................  4,162,000      28.8%
 81 Wyman Street
 Waltham, MA 02454
Franklin Resources, Inc.(3)...........................  1,261,477       8.7%
 777 Mariners Island Blvd.
 San Mateo, CA 94404
Advent International Corporation(4)...................    996,524       6.9%
 75 State Street
 Boston, MA 02109
Robert P. Daltry......................................    319,479       2.2%
John C. Hart..........................................     36,000         *
Earl R. Lewis.........................................      2,000         *
W. Allen Reed.........................................     41,000         *
J. Kenneth Stringer III...............................    198,505       1.4%
Ronald L. Turner......................................     39,000         *
Steven E. Wynne.......................................         --        --
James A. Fitzhenry....................................     37,254         *
William N. Martin.....................................     34,421         *
Jay S. Teich..........................................     61,855         *
Directors and Executive Officers as a group (14
 persons)(5)..........................................    844,915       5.7%

--------
 *  Less than one percent (1%).

(1) Applicable percentage of ownership is based on 14,431,497 shares of FLIR Common Stock outstanding as of June 19, 2000. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from June 19, 2000 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of June 19, 2000 is as follows:
    Mr. Daltry -- 179,000; Mr. Hart -- 36,000; Mr. Reed -- 39,000; Mr.
    Stringer -- 120,517; Mr. Turner -- 39,000; Mr. Martin -- 19,333;
    Mr. Fitzhenry -- 22,666; Mr. Teich -- 8,333; and all officers and directors as a group -- 497,182.

(2) This information as to beneficial ownership is based on a Schedule 13D filed by Thermo Electron Corporation with the Securities and Exchange Commission on August 16, 1999. The Schedule 13D states that (i) Thermo Electron Corporation is the beneficial owner of 4,162,000 shares of Common Stock as to which it has sole voting and dispositive power, and (ii) the 4,162,000 shares of Common Stock as to which beneficial ownership is reported are held by Spectra-Physics AB, which is a majority-owned subsidiary of Thermo Instrument Systems, Inc., a majority-owned publicly traded subsidiary of Thermo Electron Corporation.

(3) This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 24, 2000. The Schedule 13G states that Franklin Resources and its affiliates are the beneficial owners of 1,261,477 shares of Common Stock as to which certain affiliates of Franklin Resources have sole voting and dispositive power.

(4) This information as to beneficial ownership is based on a Schedule 13G/A filed with the Securities and Exchange Commission on April 9, 1999 by Global Private Equity II Limited Partnership, Advent Direct Investment Program Limited Partnership, Advent Israel Limited Partnership, Advent Israel (Bermuda) Limited Partnership, EnviroTech Investment Fund I Limited Partnership (together the "Advent Partnerships"), Advent International Corporation ("AIC") and Advent International Limited Partnership ("AILP"). The Schedule 13G/A states that AIC is the General Partner of AILP which in turn is the General Partner of each of the Advent Partnerships and, as such, that AIC has sole voting and sole dispositive power with respect to the 996,524 shares of Common Stock as to which beneficial ownership is reported.

(5) Does not include the 4,162,000 shares of Common Stock held by Spectra/Thermo Electron, as to which all directors and executive officers disclaim beneficial ownership.

                             INDEPENDENT AUDITORS

  PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Company's independent auditors for the year ended December 31, 1999. On May 2, 2000, the Company dismissed PricewaterhouseCoopers as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1998 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the financial statements for the year ended December 31, 1999 included an emphasis of a matter paragraph referring to the restatement of the 1998 financial statements, as described in the notes thereto.

  In connection with the audits for the two years ended December 31, 1999 and 1998, and the subsequent interim period through May 2, 2000, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

  In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers has delivered to the Company its Report to the Audit Committee--Results of 1999 Audit (the "Report"). The Report states that, in the course of PricewaterhouseCoopers' audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers noted certain matters involving the internal control structure or its operations that it considered to be material weaknesses. The Report identified material weaknesses in internal controls in three areas: (i) lack of follow-up by personnel independent from the inventory costing system, (ii) the use of manual entries to general ledger account balances for sales, cost of sales, accounts receivable, inventory and inter-company receivables and payables and the lack of regular and timely follow-up of the related accounts, and
(iii) the lack of regular and timely reconciliation of inter-company receivable and payable accounts and follow-up of the related accounts. The Report also states that, as a result of the material weaknesses in internal controls identified in the Report, PricewaterhouseCoopers has determined that it will be unable to perform a review of the Company's March 31, 2000 interim financial statements and that PricewaterhouseCoopers believes that the material weaknesses raise questions about the Company's ability to prepare interim consolidated financial information that is both timely and accurate. The Company has authorized PricewaterhouseCoopers to respond fully to questions from any successor auditors regarding this matter. The Company believes that it has corrected certain of the deficiencies identified by PricewaterhouseCoopers and is in the process of taking actions to correct the remaining deficiencies. The Audit Committee intends to review and discuss the Report and take appropriate action.

  On July 13, 2000, the Company engaged Arthur Andersen LLP ("Arthur Andersen") as its independent auditors for the fiscal year ending December 31, 2000. The engagement of Arthur Andersen was approved by the Company's Board of Directors.

  In connection with the Company's dismissal of PricewaterhouseCoopers, the Company sought to engage Arthur Andersen as its independent auditors for the year ending December 31, 2000. Arthur Andersen agreed to be retained by the Company to conduct the Statement of Accounting Standards No. 71 ("SAS 71") review of the Company's interim consolidated financial statements for the quarter ended March 31, 2000 (the "First Quarter SAS 71 Review") and agreed that upon completion of the First Quarter SAS 71 Review, it would consider acceptance of engagement as the Company's independent auditors for the year ending December 31, 2000. The rules of the Securities and Exchange Commission (the "SEC") require a SAS 71 review of interim financial information included in Quarterly Reports on Form 10-Q prior to the filing of such information with the SEC for all quarters ending after March 15, 2000.

  During the two most recent fiscal years and the interim period through May 2, 2000, the date Arthur Andersen was retained to conduct the First Quarter SAS 71 Review, neither the Company nor any person on its behalf consulted Arthur Andersen regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of the Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

  In the ordinary course of the First Quarter SAS 71 Review, the Company discussed various accounting and financial reporting matters with Arthur Andersen. The Company also provided Arthur Andersen with a copy of the Report of PricewaterhouseCoopers and discussed the Report with Arthur Andersen. Among other things, the Report states that, in the course of PricewaterhouseCoopers' audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers noted certain matters involving the internal control structure of its operations that it considered to be material weaknesses. The Company authorized PricewaterhouseCoopers to respond fully to questions from Arthur Andersen regarding the Report. Arthur Andersen discussed the Report with PricewaterhouseCoopers and has advised the Company that it considered the Report and these discussions in conducting the First Quarter SAS 71 Review. The Company also informed PricewaterhouseCoopers of its discussions with Arthur Andersen of these matters.

  A representative of Arthur Andersen is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Shareholders must be received by the Company not later than March 19, 2001, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1999 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

                                          By Order of the Board of Directors



                                          /s/ John C. Hart

                                          John C. Hart
                                          President, Chief Executive Officer
                                           and Director

Portland, Oregon
July 19, 2000

                                 FLIR SYSTEMS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the "Company"), hereby appoints John C. Hart and James A. Fitzhenry, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Tuesday, August 15, 2000 at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 and any adjournment or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy of proxies previously given.

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

                          (continued and to be signed and dated on reverse side)
________________________________________________________________________________
                           . FOLD AND DETACH HERE .

                                                                Please mark
                                                                your votes   [X]
                                                                as indicated


                                      FOR the            WITHHOLD
                                  nominees listed   AUTHORITY to vote
                                  below (except as  for all nominees
                                  indicated below)     listed below

1. Election of three directors          [_]                [_]
   each for a three-year term.

   Earl R. Lewis,
   Ronald L. Turner and
   Steven E. Wynne

   INSTRUCTION: To withhold authority to vote for any nominee write the nominee's name(s) in this space:

   _____________________________________________________________________________


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


                                      __________________________________________
                                      Typed or Printed name(s)
                                      __________________________________________
                                      Authorized Signature
                                      __________________________________________
                                      Title or authority, if applicable
                                      __________________________________________
                                      Date

                                      Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corpoation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
________________________________________________________________________________
                           . FOLD AND DETACH HERE .